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                                                                      EXHIBIT 8



                                     CONSENT

     We hereby consent to the use of our name in the first and second paragraphs under the heading "Legal Opinions" in the Prospectus Supplement dated November 7, 2005 to the Prospectus dated August 14, 2003 relating to debt securities issued pursuant to Registration Statement No. 333-107880 of Canada Mortgage and Housing Corporation.



November 14, 2005

                                       /s/ Milbank, Tweed, Hadley & McCloy LLP
                                       -----------------------------------------



                                       Milbank, Tweed, Hadley & McCloy LLP